Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TRIPLE CROWN MEDIA, INC.

(Pursuant to Sections 242 and 245 of the Delaware General Corporation Law)

Triple Crown Media, Inc., a corporation organized and existing under and by the virtue of the provisions of the Delaware General Corporation Law (“DGCL”), does hereby certify:

1. That the name of the Corporation is Triple Crown Media, Inc. and that the Corporation was originally incorporated pursuant to the DGCL on April 29, 2005.

2. That the Board of Directors duly adopted resolutions approving the amendment and restatement of the Certificate of Incorporation of the Corporation pursuant to Sections 242 and 245 of the DGCL.

3. The Certificate of Incorporation of the Corporation shall be amended and restated in its entirety as follows:

FIRST. The name of the corporation is Triple Crown Media, Inc. (hereinafter, the “Corporation”).

SECOND. The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issues is Twenty Five Million One Hundred Fifty Thousand (25,150,000) shares, each with a par value of $0.001 per share. Twenty Five Million (25,000,000) shares shall be Common Stock and One Hundred Fifty Thousand (150,000) shares shall be Preferred Stock.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH. To the fullest extent permitted by the General Corporation Law of Delaware or any other applicable law as now in effect or as it may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any action taken, or any failure to take any action, as a director.

SIXTH. The Corporation shall indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she or his or her testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

SEVENTH. Neither any amendment nor repeal of this Article SEVENTH, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article SEVENTH, shall eliminate or reduce the effect of this Article SEVENTH in respect of any matter occurring, or any cause of action, suit or claim accruing or arising or that, but for this Article SEVENTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

EIGHTH. The Board of Directors is authorized to adopt, amend or repeal the Bylaws of the Corporation.

NINTH. No action shall be taken by the stockholders of the Corporation other than at an annual or special meeting of the stockholders, upon due notice and in accordance with the Corporation’s Bylaws.

IN WITNESS WHEREOF, the undersigned has made, signed, and sealed this Amended and Restated Certificate of Incorporation on behalf of the Corporation on this 1st day of August, 2005.

TRIPLE CROWN MEDIA, INC.

By:	/s/ James C. Ryan
James C. Ryan
Chief Financial Officer and Secretary

TRIPLE CROWN MEDIA, INC.

CERTIFICATE OF DESIGNATION,

PREFERENCES AND RIGHTS OF

SERIES B CONVERTIBLE PREFERRED STOCK

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

TRIPLE CROWN MEDIA, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

That pursuant to the authority contained in Article 4 of the Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) and in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), the Board of Directors of the Corporation (the “Board of Directors”) has adopted the following resolution creating a new series of preferred stock, par value $0.001 per share, designated as Series B Convertible Preferred Stock:

RESOLVED, that a series of preferred stock, par value $0.001 per share, of the Company is hereby created, and that the designation and amount thereof and the voting powers, preferences, and relative, participating, optional and other special rights of such shares of preferred stock shall be as set forth below:

1. Designation and Amount. There is hereby established a series of the Preferred Stock designated “Series B Convertible Preferred Stock” (herein referred to as “Series B Convertible Preferred Stock”), constituting of 20,000 shares and having the relative rights, designations, preferences, qualifications, privileges, limitations and restrictions applicable thereto as described below.

2. Rank. All Series B Convertible Preferred Stock shall rank, as to payment of dividends and as to distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, (a) on a parity with any shares of preferred stock of the Corporation now or hereafter designated and issued by the Corporation; and (b) senior to the Common Stock, par value $0.001 per share, of the Corporation (the “Common Stock”) now or hereafter issued.

3. Dividends and Distributions.

(a) The holders of shares of Series B Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for such purposes, dividends at the rate of Sixty Dollars ($60.00) per annum per share. Dividends on each share of Series B Convertible Preferred Stock shall be cumulative and shall accrue on a daily basis, from and including the date of issuance thereof, without regard to whether or not such accrued dividends have been declared by the Board of Directors of the Corporation and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

(b) Dividends accrued pursuant to this Section 3 shall be payable in cash or in additional shares of Series B Convertible Preferred Stock, which method shall be determined at the Corporation’s sole option.

(c) If the Corporation elects to pay a dividend with additional shares of Series B Preferred Stock, the Corporation shall issue additional shares of the Series B Preferred Stock at the rate of one thousandth (1/1,000) of a share for each one dollar ($1.00) of such dividend, and the issuance of such additional shares of the Series B Preferred Stock shall constitute full payment of the dividend. Any such shares of the Series B Preferred Stock shall, upon issuance, be fully paid and non assessable.

(d) Dividends for shares of the Series B Convertible Preferred Stock, if such dividends should be declared by the Board of Directors, shall be paid annually each year on June 30th (each such date a “Dividend Payment Date”, except that if such date is a Saturday, Sunday, or legal holiday, then the Dividend Payment Date shall be payable on the next day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on June 15th of that year. Notwithstanding any of the above, all accrued dividends for shares of Series B Convertible Preferred Stock shall become immediately due and payable as of the date such shares are converted to Common Stock in accordance with Section 5 thereof (such date also a “Dividend Payment Date”).

(e) No dividends or other distributions, other than dividends payable solely in shares of Common Stock or capital stock of the Corporation ranking junior as to dividends to the Series B Convertible Preferred Stock (collectively, the “Junior Dividend Stock”), shall be paid or set apart for payment on, and except for the use of Common Stock to pay for the exercise of stock options pursuant to the stock option plans of the Corporation and its subsidiaries, no purchase, redemption or other acquisition shall be made by the Corporation of any shares of Junior Dividend Stock unless and until all accrue and unpaid dividends on the Series B Convertible Preferred Stock shall have been paid or declared and set apart for payment.

(f) No full dividends shall be paid or declared and set apart for payment on any class or series of the Corporation’s capital stock ranking, as to dividends, on a parity with the Series B Convertible Preferred Stock (the “Parity Dividend Stock”) for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Series B Convertible Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series B Convertible Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series B Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series B Convertible Preferred Stock and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series B Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series B Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

(g) Any reference to “distribution” contained in this Section 3 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

4. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), the holders of Series B Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, without interest, and a sum equal to One Thousand Dollars ($1,000.00) per share, plus an amount equal to all accrued but unpaid dividends thereon (without interest) without regard to whether or not such accrued dividends have been declared by the Board of Directors of the Corporation or are otherwise payable (the “Liquidation Preference”), before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation’s capital stock ranking junior as to liquidation rights to the Series B Convertible Preferred Stock. If upon the occurrence of a Liquidation Event, the assets of the Corporation shall be insufficient to permit the payment to all holders of the Series B Convertible Preferred Stock and of any class or series of the Corporation’s capital stock ranking, as to distribution of assets upon liquidation, dissolution, or winding up of the Corporation, on a parity with the Series B Convertible Preferred Stock Parity Stock (“Parity Stock”) the full amounts to which they otherwise would be entitled, all holders of Series B Convertible Preferred Stock and such Parity Stock shall share in the assets of the Corporation legally available for distribution pro rata in proportion to the respective liquidation preference amounts. After payment in full of the Liquidation Preference of the shares of the Series B Convertible Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation nor a merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation’s assets for cash, securities or other property will be considered a Liquidation Event for the purposes of this Section 4.

5. Conversion Terms.

(a) Conversion Right. Each share of Series B Convertible Preferred Stock shall be convertible at any time at the option of the Corporation upon a Change of Control (as defined below) or Liquidation Event (a “Conversion Date”), but at no time before that date, subject to the provisions for adjustment hereinafter set forth, into such number of fully paid and non-assessable shares of Common Stock determined by dividing the Liquidation Preference by the Conversion Price. The conversion price (the “Conversion Price”) shall be determined by multiplying 1.4 by the greater of (1) the average of the Nasdaq closing prices of the Common Stock for the thirty (30) trading days beginning on the six-month anniversary of the effective time of the merger of Bull Run Corporation with BR Acquisition Corp. pursuant to the terms of the Agreement and Plan of Merger dated August 2, 2005, by and among the Corporation, BR Acquisition Corp and Bull Run Corporation (the “Merger”) or (2) the average of the closing price quoted on the Pink Sheets centralized quotation service for OTC securities of the common stock of Bull Run Corporation, par value $0.01 per share, for the thirty (30) trading days ending on the date immediately preceding the effective time of the Merger (which price shall be adjusted by dividing such per share price by 0.0289) (the value of the Common Stock at a price per share that is the greater of (1) or (2), the “Conversion Value”); provided, however, that no fractional shares of Common Stock will be issued upon conversion and, upon such a conversion, the actual number of shares of Common Stock ultimately issued to any holder will have been rounded down to the nearest whole number of shares.

(b) Mechanics of Conversion. The holder of any shares of Series B Convertible Preferred Stock may exercise the conversion right specified in Section 5(a) by surrendering to the Corporation the certificate or certificates for the share of Series B Convertible Preferred Stock to be converted, accompanied by written notice specifying the number of share to be converted. Conversion will be deemed effective on the date when such notice is delivered.

(c) Adjustments. The number of shares of Common Stock into which an issued and outstanding share of Series B Convertible Preferred Stock is convertible shall be subject to adjustment from time to time as follows:

(i) If the Corporation shall (x) declare a dividend on the Common Stock in shares of its capital stock (whether shares of Common Stock, Series B Convertible Preferred Stock or of capital stock of ay other class); (y) split or subdivide the outstanding Common Stock; or (z) combine the outstanding Common Stock into a smaller number of shares, each share of Series B Convertible Preferred Stock outstanding at the time of the record date for such dividend or of the effective date of such split, subdivision or combination shall thereafter entitle the holder of such share of Series B Convertible Preferred Stock upon conversion of such share of Series B Convertible Preferred Stock to receive the aggregate number and kind of shares which, if such share of Series B Convertible Preferred Stock had been converted immediately prior to such time, such holder would have owned or have become entitled to receive by virtue of such dividend, subdivision or combination.

(ii) In the event of any capital reorganization of the Corporation, or of any reclassification of the Common Stock (other than a subdivision or combination of outstanding shares of Common Stock), or (A) a change in 50% or more of the members of the Board of Directors that shall have become members of the Board of Directors immediately after the effective time of the Merger, (B) a consolidation or merger of the Corporation with or into any other corporation (other than the Merger and a merger in which the Corporation is the surviving corporation and which will not result in more than 50% of the capital stock of the Corporation being owned of record or beneficially by persons other than the holders of such capital stock immediately prior to such merger), (C) a sale or disposition of all or substantially all of the properties and assets of the Corporation as an entirety to any other person or persons in a single transaction or series of related transactions, (D) an acquisition of “beneficial ownership” by any “person” or “group” of voting stock of the Corporation representing more than 50% of the voting power of all outstanding shares of such voting stock, whether by way of merger or consolidation or otherwise, or (E) any other transaction which results in the disposition of 50% or more of the voting power of all classes of capital stock of the Corporation on a combined basis (an event or series of events under subsections (A), (B), (C), (D) and (E)

above shall be referred to as a “Change of Control”) and provided that the Corporation has not exercised its rights pursuant to Section 5(a), each share of Series B Convertible Preferred Stock shall after such Change of Control be convertible upon the terms and conditions specified herein, for the number of shares of stock or other securities or assets to which a holder of the number of shares of Common Stock into which such share of Series B Convertible Preferred Stock shall be convertible (at the time of such Change of Control) would have been entitled upon such Change of Control; and in any such case, if necessary, the provisions set forth herein with respect to the rights thereafter of the holders of the shares of Series B Convertible Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or assets thereafter deliverable upon the conversion of the shares of Series B Convertible Preferred Stock.

6. Redemption of Series B Convertible Preferred Stock.

(a) Optional Redemption.

(i) At any time on or after the day five (5) years after the effective time of the Merger, the Corporation may, at its sole option, redeem all or a portion of the Series B Convertible Preferred Stock on any date that may be from time to time set by the Board of Directors (an “Optional Redemption Date”) at a redemption price equal to the Liquidation Preference (the “Redemption Price”). The Redemption Price shall be payable in cash.

(ii) In the event that less than all of the then outstanding shares of Series B Convertible Preferred Stock are redeemed at any one time, the Corporation shall designate by lot, or in such other manner as the Board of Directors may determine, the shares of Series B Convertible Preferred Stock to be redeemed or shall effect such redemption pro rata. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Series B Convertible Preferred Stock at any time outstanding until all accrued but unpaid dividends upon all Series B Convertible Preferred Stock then outstanding shall have been paid.

(b) Mandatory Redemption. All outstanding shares of Series B Convertible Preferred Stock shall be redeemed (subject to the legal availability of funds therefor) in whole on August 2, 2021 (the “Mandatory Redemption Date” and together with the Optional Redemption Date, a “Redemption Date”), at the Redemption Price, in each case, payable in cash.

(c) Mechanics of Redemption.

(i) Notice by first class mail, postage prepaid, shall be given to the holders of record of the Series B Convertible Preferred Stock to be redeemed not more than sixty (60) nor less than thirty (30) days prior to a Redemption Date. Such notice shall be addressed to such shareholders at their last address as shown on the books of the Corporation. Each such notice of redemption shall (a) specify the Redemption Date, the Redemption Price and the place or places where payment will be made upon presentation and surrender of the Series B Convertible Preferred Stock; (b) state that accrued but unpaid dividends to the Redemption Date will be paid on the Redemption Date; and (c) state that on and after the Redemption Date, dividends will cease to accrue on such shares.

(ii) Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series B Convertible Preferred Stock received such notice. Failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Convertible Preferred Stock. On or after the Redemption Date, as stated in such notice, each holder of the shares called for redemption shall surrender the certificate (or certificates) evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. In the case of a redemption by the Corporation pursuant to Section 6(a), if fewer than all the shares represented by any such surrendered certificate (or certificates) are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the Redemption Date, funds necessary for the redemption shall be available therefore and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares called for redemption shall not have been surrendered, (a) the dividends with respect to the shares called for redemption shall cease to accrue after the Redemption Date; (b) the shares shall no longer be deemed outstanding; (c) the holders thereof shall cease to be shareholders; and (d) all rights whatsoever with respect to the shares called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefore) shall terminate. Any funds deposited by the Corporation pursuant to the foregoing provision and claimed at the end of one (1) year from the relevant Redemption Date shall, to the extent permitted by law, be returned to the Corporation, after which the holders of shares of Series B Convertible Preferred Stock called for redemption shall look only to the Corporation for the payment thereof. Shares of Series B Convertible Preferred Stock redeemed by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock of the Corporation, without designation as to series, and may thereafter be reissued, but not as shares of Series B Convertible Preferred Stock.

7. No Sinking Fund. The shares of Series B Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement, or sinking fund.

8. Voting Rights.

(a) The holders of Series B Convertible Preferred Stock, except as otherwise required under the laws of the State of Delaware, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

(b) In any case in which the holders shall be entitled to vote pursuant to the laws of the State of Delaware, each holder shall be entitled to one vote for each share of Series B Convertible Preferred Stock held.

(c) In lieu of voting at a meeting, holders may act by written consent in accordance with Section 228 of the DGCL.

(d) Except as otherwise required by the DGCL, holders of at least a majority of the then outstanding shares of Series B Convertible Preferred Stock, voting or consenting, as the case may be, separately as a class, may waive compliance by the Corporation with any provisions of this Certificate of Designation.

IN WITNESS WHEREOF, TRIPLE CROWN MEDIA, INC. has caused its duly authorized officer to execute this Certificate of Designation as of this 29th day of December, 2005.

TRIPLE CROWN MEDIA, INC.

By:	/s/ Robert S. Prather, Jr.
Robert S. Prather, Jr.
President and Chief Executive Officer

TRIPLE CROWN MEDIA, INC.

CERTIFICATE OF DESIGNATION,

PREFERENCES AND RIGHTS OF

SERIES A CONVERTIBLE PREFERRED STOCK

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

TRIPLE CROWN MEDIA, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

That pursuant to the authority contained in Article 4 of the Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) and in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), the Board of Directors of the Corporation (the “Board of Directors”) has adopted the following resolution creating a new series of preferred stock, par value $0.001 per share, designated as Series A Convertible Preferred Stock:

RESOLVED, that a series of preferred stock, par value $0.001 per share, of the Company is hereby created, and that the designation and amount thereof and the voting powers, preferences, and relative, participating, optional and other special rights of such shares of preferred stock shall be as set forth below:

1. Designation and Amount. There is hereby established a series of the Preferred Stock designated “Series A Convertible Preferred Stock” (herein referred to as “Series A Convertible Preferred Stock”), constituting of 50,000 shares and having the relative rights, designations, preferences, qualifications, privileges, limitations and restrictions applicable thereto as described below.

2. Rank. All Series A Convertible Preferred Stock shall rank, as to payment of dividends and as to distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, (a) on a parity with any shares of preferred stock of the Corporation now or hereafter designated and issued by the Corporation; and (b) senior to the Common Stock, par value $0.001 per share, of the Corporation (the “Common Stock”) now or hereafter issued.

3. Dividends and Distributions.

(a) The holders of shares of Series A Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for such purposes, dividends at the rate of Forty Dollars ($40.00) per annum per share. Dividends on each share of Series A Convertible Preferred Stock shall be cumulative and shall accrue on a daily basis, from and including the date of issuance thereof, without regard to whether or not such accrued dividends have been declared by the Board of Directors of the Corporation and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

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(b) Dividends accrued pursuant to this Section 3 shall be payable in cash or in additional shares of Series A Convertible Preferred Stock, which method shall be determined at the Corporation’s sole option.

(c) If the Corporation elects to pay a dividend with additional shares of Series A Preferred Stock, the Corporation shall issue additional shares of the Series A Preferred Stock at the rate of one thousandth (1/1,000) of a share for each one dollar ($1.00) of such dividend, and the issuance of such additional shares of the Series A Preferred Stock shall constitute full payment of the dividend. Any such shares of the Series A Preferred Stock shall, upon issuance, be fully paid and non assessable.

(d) Dividends for shares of the Series A Convertible Preferred Stock, if such dividends should be declared by the Board of Directors, shall be paid annually each year on June 30th (each such date a “Dividend Payment Date”, except that if such date is a Saturday, Sunday, or legal holiday, then the Dividend Payment Date shall be payable on the next day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on June 15th of that year. Notwithstanding any of the above, all accrued dividends for shares of Series A Convertible Preferred Stock shall become immediately due and payable as of the date such shares are converted to Common Stock in accordance with Section 5 thereof (such date also a “Dividend Payment Date”).

(e) No dividends or other distributions, other than dividends payable solely in shares of Common Stock or capital stock of the Corporation ranking junior as to dividends to the Series A Convertible Preferred Stock (collectively, the “Junior Dividend Stock”), shall be paid or set apart for payment on, and except for the use of Common Stock to pay for the exercise of stock options pursuant to the stock option plans of the Corporation and its subsidiaries, no purchase, redemption or other acquisition shall be made by the Corporation of any shares of Junior Dividend Stock unless and until all accrue and unpaid dividends on the Series A Convertible Preferred Stock shall have been paid or declared and set apart for payment.

(f) No full dividends shall be paid or declared and set apart for payment on any class or series of the Corporation’s capital stock ranking, as to dividends, on a parity with the Series A Convertible Preferred Stock (the “Parity Dividend Stock”) for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Series A Convertible Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series A Convertible Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series A Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series A Convertible Preferred Stock and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series A Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series A Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

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(g) Any reference to “distribution” contained in this Section 3 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

4. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), the holders of Series A Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, without interest, and a sum equal to One Thousand Dollars ($1,000.00) per share, plus an amount equal to all accrued but unpaid dividends thereon (without interest) without regard to whether or not such accrued dividends have been declared by the Board of Directors of the Corporation or are otherwise payable (the “Liquidation Preference”), before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation’s capital stock ranking junior as to liquidation rights to the Series A Convertible Preferred Stock. If upon the occurrence of a Liquidation Event, the assets of the Corporation shall be insufficient to permit the payment to all holders of the Series A Convertible Preferred Stock and of any class or series of the Corporation’s capital stock ranking, as to distribution of assets upon liquidation, dissolution, or winding up of the Corporation, on a parity with the Series A Convertible Preferred Stock Parity Stock (“Parity Stock”) the full amounts to which they otherwise would be entitled, all holders of Series A Convertible Preferred Stock and such Parity Stock shall share in the assets of the Corporation legally available for distribution pro rata in proportion to the respective liquidation preference amounts. After payment in full of the Liquidation Preference of the shares of the Series A Convertible Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation nor a merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation’s assets for cash, securities or other property will be considered a Liquidation Event for the purposes of this Section 4.

5. Conversion Terms.

(a) Conversion Right. Each share of Series A Convertible Preferred Stock shall be convertible (i) at any time at the option of the holder thereof on or after the day one year after the effective time of the merger of Bull Run Corporation with BR Acquisition Corp. pursuant to the terms of the Agreement and Plan of Merger dated August 2, 2005, by and among the Corporation, BR Acquisition Corp and Bull Run Corporation (the “Merger”) or (ii) at any time at the option of the Corporation upon a Change of Control (as defined below) or Liquidation Event (each of (i) or (ii), a “Conversion Date”), but at no time before that date, subject to the provisions for adjustment hereinafter set forth, into such number of fully paid and non-assessable shares of Common Stock determined by dividing the Liquidation Preference by the Conversion Price. The conversion price (the “Conversion Price”) shall be determined by multiplying 1.4 by the greater of (1) the average of the Nasdaq closing prices of the Common Stock for the thirty (30) trading days beginning on the six-month anniversary of the effective time of the Merger or (2) the average of the closing price quoted on the Pink Sheets centralized quotation service for

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OTC securities of the common stock of Bull Run Corporation, par value $0.01 per share, for the thirty (30) trading days ending on the date immediately preceding the effective time of the Merger (which price shall be adjusted by dividing such per share price by 0.0289) (the value of the Common Stock at a price per share that is the greater of (1) or (2), the “Conversion Value”); provided, however, that no fractional shares of Common Stock will be issued upon conversion and, upon such a conversion, the actual number of shares of Common Stock ultimately issued to any holder will have been rounded down to the nearest whole number of shares.

(b) Mechanics of Conversion. The holder of any shares of Series A Convertible Preferred Stock may exercise the conversion right specified in Section 5(a) by surrendering to the Corporation the certificate or certificates for the share of Series A Convertible Preferred Stock to be converted, accompanied by written notice specifying the number of share to be converted. Conversion will be deemed effective on the date when such notice is delivered.

(c) Adjustments. The number of shares of Common Stock into which an issued and outstanding share of Series A Convertible Preferred Stock is convertible shall be subject to adjustment from time to time as follows:

(i) If the Corporation shall (x) declare a dividend on the Common Stock in shares of its capital stock (whether shares of Common Stock, Series A Convertible Preferred Stock or of capital stock of ay other class); (y) split or subdivide the outstanding Common Stock; or (z) combine the outstanding Common Stock into a smaller number of shares, each share of Series A Convertible Preferred Stock outstanding at the time of the record date for such dividend or of the effective date of such split, subdivision or combination shall thereafter entitle the holder of such share of Series A Convertible Preferred Stock upon conversion of such share of Series A Convertible Preferred Stock to receive the aggregate number and kind of shares which, if such share of Series A Convertible Preferred Stock had been converted immediately prior to such time, such holder would have owned or have become entitled to receive by virtue of such dividend, subdivision or combination.

(ii) In the event of any capital reorganization of the Corporation, or of any reclassification of the Common Stock (other than a subdivision or combination of outstanding shares of Common Stock), or (A) a change in 50% or more of the members of the Board of Directors that shall have become members of the Board of Directors immediately after the effective time of the Merger, (B) a consolidation or merger of the Corporation with or into any other corporation (other than the Merger and a merger in which the Corporation is the surviving corporation and which will not result in more than 50% of the capital stock of the Corporation being owned of record or beneficially by persons other than the holders of such capital stock immediately prior to such merger), (C) a sale or disposition of all or substantially all of the properties and assets of the Corporation as an entirety to any other person or persons in a single transaction or series of related transactions, (D) an acquisition of “beneficial ownership” by any “person” or “group” of voting stock of the Corporation representing more than 50% of the voting power of all outstanding shares of such voting stock, whether by way of merger or consolidation or otherwise, or (E) any other transaction which results in the disposition of

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50% or more of the voting power of all classes of capital stock of the Corporation on a combined basis (an event or series of events under subsections (A), (B), (C), (D) and (E) above shall be referred to as a “Change of Control”) and provided that the Corporation has not exercised its rights pursuant to Section 5(a), each share of Series A Convertible Preferred Stock shall after such Change of Control be convertible upon the terms and conditions specified herein, for the number of shares of stock or other securities or assets to which a holder of the number of shares of Common Stock into which such share of Series A Convertible Preferred Stock shall be convertible (at the time of such Change of Control) would have been entitled upon such Change of Control; and in any such case, if necessary, the provisions set forth herein with respect to the rights thereafter of the holders of the shares of Series A Convertible Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or assets thereafter deliverable upon the conversion of the shares of Series A Convertible Preferred Stock.

6. Redemption of Series A Convertible Preferred Stock.

(a) Optional Redemption.

(i) At any time on or after the day five (5) years after the effective time of the Merger, the Corporation may, at its sole option, redeem all or a portion of the Series A Convertible Preferred Stock on any date that may be from time to time set by the Board of Directors (an “Optional Redemption Date”) at a redemption price equal to the Liquidation Preference (the “Redemption Price”). The Redemption Price shall be payable in cash.

(ii) In the event that less than all of the then outstanding shares of Series A Convertible Preferred Stock are redeemed at any one time, the Corporation shall designate by lot, or in such other manner as the Board of Directors may determine, the shares of Series A Convertible Preferred Stock to be redeemed or shall effect such redemption pro rata. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Series A Convertible Preferred Stock at any time outstanding until all accrued but unpaid dividends upon all Series A Convertible Preferred Stock then outstanding shall have been paid.

(b) Mandatory Redemption. All outstanding shares of Series A Convertible Preferred Stock shall be redeemed (subject to the legal availability of funds therefor) in whole on August 2, 2020 (the “Mandatory Redemption Date” and together with the Optional Redemption Date, a “Redemption Date”), at the Redemption Price, in each case, payable in cash.

(c) Mechanics of Redemption.

(i) Notice by first class mail, postage prepaid, shall be given to the holders of record of the Series A Convertible Preferred Stock to be redeemed not more than sixty (60) nor less than thirty (30) days prior to a Redemption Date. Such notice shall be addressed to such shareholders at their last address as shown on the books of the Corporation. Each such notice of redemption shall (a) specify the Redemption Date, the

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Redemption Price and the place or places where payment will be made upon presentation and surrender of the Series A Convertible Preferred Stock; (b) state that accrued but unpaid dividends to the Redemption Date will be paid on the Redemption Date; and (c) state that on and after the Redemption Date, dividends will cease to accrue on such shares.

(ii) Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series A Convertible Preferred Stock received such notice. Failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Convertible Preferred Stock. On or after the Redemption Date, as stated in such notice, each holder of the shares called for redemption shall surrender the certificate (or certificates) evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. In the case of a redemption by the Corporation pursuant to Section 6(a), if fewer than all the shares represented by any such surrendered certificate (or certificates) are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the Redemption Date, funds necessary for the redemption shall be available therefore and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares called for redemption shall not have been surrendered, (a) the dividends with respect to the shares called for redemption shall cease to accrue after the Redemption Date; (b) the shares shall no longer be deemed outstanding; (c) the holders thereof shall cease to be shareholders; and (d) all rights whatsoever with respect to the shares called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefore) shall terminate. Any funds deposited by the Corporation pursuant to the foregoing provision and claimed at the end of one (1) year from the relevant Redemption Date shall, to the extent permitted by law, be returned to the Corporation, after which the holders of shares of Series A Convertible Preferred Stock called for redemption shall look only to the Corporation for the payment thereof. Shares of Series A Convertible Preferred Stock redeemed by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock of the Corporation, without designation as to series, and may thereafter be reissued, but not as shares of Series A Convertible Preferred Stock.

7. No Sinking Fund. The shares of Series A Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement, or sinking fund.

8. Voting Rights.

(a) The holders of Series A Convertible Preferred Stock, except as otherwise required under the laws of the State of Delaware, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

(b) In any case in which the holders shall be entitled to vote pursuant to the laws of the State of Delaware, each holder shall be entitled to one vote for each share of Series A Convertible Preferred Stock held.

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(c) In lieu of voting at a meeting, holders may act by written consent in accordance with Section 228 of the DGCL.

(d) Except as otherwise required by the DGCL, holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock, voting or consenting, as the case may be, separately as a class, may waive compliance by the Corporation with any provisions of this Certificate of Designation.

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IN WITNESS WHEREOF, TRIPLE CROWN MEDIA, INC. has caused its duly authorized officer to execute this Certificate of Designation as of this 29th day of December, 2005.

TRIPLE CROWN MEDIA, INC.

By:	/s/ Robert S. Prather, Jr.
Robert S. Prather, Jr.
President and Chief Executive Officer

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